                Cablevision Systems Corporation and Subsidiaries
            Unaudited Condensed Pro Forma Consolidated Balance Sheet
                               December 31, 1997
                             (Dollars in thousands)

                                                             TKR           TCI          Pro Forma
ASSETS                                     Historical      NJ/NY(1)*     NJ/NY(1)*     Adjustments*       Pro Forma
                                           -----------    -----------   -----------     ----------       -----------
Cash and cash equivalents                  $   410,141    $    12,568   $       738                      $   423,447
Accounts receivable - trade, net               214,721          9,963         8,719                          233,403
Notes and other receivables                     98,756                                                        98,756
Prepaid expenses and other assets               55,324          4,860         1,985                           62,169
Property, plant and equipment, net           1,831,167        308,102       151,246                        2,290,515
Investments in affiliates                      218,079                                                       218,079
Advances to affiliates                          19,823                                                        19,823
Feature film inventory                         180,576                                                       180,576
Net assets held for sale                       252,610                                                       252,610
Intangible assets, net                       2,252,889        426,981       447,534     $ (170,583)(2)     2,956,821
Deferred financing, acquisition
  and other costs, net                          91,005                                                        91,005
                                           -----------    -----------   -----------     ----------       -----------
                                             5,625,091        762,474       610,222       (170,583)        6,827,204
                                           ===========    ===========   ===========     ==========       ===========

LIABILITIES & STOCKHOLDER'S DEFICIENCY
Accounts payable and accrued liabilities       775,518         14,624         8,914                          799,056
Accounts payable to affiliates                   7,978                                                         7,978
Deferred income taxes                               --         28,582       179,469       (208,051)(3)            --
Deferred revenue                               277,693                                                       277,693
Feature film and contract obligations          292,720                                                       292,720
Bank Debt                                    2,240,358        573,988                       95,012(4)      2,909,358
Senior debt                                    112,500                                                       112,500
Senior notes and debentures                    898,024                                                       898,024
Subordinated debentures                      1,048,245                                                     1,048,245
Subordinated notes payable                     151,000                                                       151,000
Obligaton to related party                     197,183                                                       197,183
Capital lease obligations and other debt        46,752                                                        46,752
                                           -----------    -----------   -----------     ----------       -----------
                                             6,047,971        617,194       188,383       (113,039)        6,740,509
                                           -----------    -----------   -----------     ----------       -----------
Minority interests                             821,782                                                       821,782
                                           -----------                                                   -----------
Deficit investment in affiliates                10,303                                                        10,303
                                           -----------                                                   -----------
Redeemable Preferred Stock                   1,123,808                                                     1,123,808
                                           -----------                                                   -----------

Stockholders' deficiency:
   Preferred Stock                                  15                                                            15
   Common Stock                                    502                                         245(5)            747
   Paid-in Capital                             171,901        145,280       421,839        (57,789)(5)       681,231
   Accumulated deficit                      (2,551,191)                                                   (2,551,191)

                                           -----------    -----------   -----------     ----------       -----------
                                            (2,378,773)       145,280       421,839        (57,544)       (1,869,198)
                                           -----------    -----------   -----------     ----------       -----------
                                           $ 5,625,091    $   762,474   $   610,222     $ (170,583)      $ 6,827,204
                                           ===========    ===========   ===========     ==========       ===========

----------
* See Note A of Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.

                Cablevision Systems Corporation and Subsidiaries
       Unaudited Condensed Pro Forma Consolidated Statement of Operations
                     For the Year Ended December 31, 1997
                 (Dollars in thousands, except per share data)

                                                                           TKR            TCI          Pro Forma
                                                         Historical      NJ/NY(6)*      NJ/NY(6)*     Adjustments*      Pro Forma
                                                         -----------    -----------    -----------    -----------      -----------
Revenues                                                 $ 1,949,358    $   214,928    $   213,206    $   (18,159)(7)  $ 2,359,333
                                                         -----------    -----------    -----------    -----------       ----------
Operating expenses:
  Operating, selling, general and administrative           1,368,374        114,884        115,890        (18,159)(7)    1,580,989
  Depreciation and amortization                              499,809         35,326         40,510         63,471(8)       639,116

                                                         -----------    -----------    -----------    -----------       ----------
                                                           1,868,183        150,210        156,400         45,312        2,220,105
                                                         -----------    -----------    -----------    -----------       ----------

Operating profit                                              81,175         64,718         56,806        (63,471)         139,228
Other income (expense):
  Interest expense                                          (368,700)       (38,820)          (105)       (11,785)(9)     (419,410)
  Interest income                                              5,492                           100                           5,592
  Share of affiliates' net loss                              (27,165)                                                      (27,165)
  Gain on sale of programming and affiliate interests, net   372,053                                                       372,053
  Gain on redemption of subsidiary preferred stock           181,738                                                       181,738
  Write off of deferred interest and financing costs         (24,547)                                                      (24,547)
  Provision for preferential payment to related party        (10,083)                                                      (10,083)
  Minority interest                                          (60,694)                         (125)           125(10)      (60,694)
  Miscellaneous, net                                         (12,606)           452           (319)                        (12,473)
                                                         -----------    -----------    -----------    -----------        ----------
Net income (loss) before income taxes                        136,663         26,350         56,357        (75,131)         144,239
  Income tax expense                                              --         (1,144)       (19,017)        20,161(11)           --
                                                         -----------    -----------    -----------    -----------        ----------
Net income (loss)                                            136,663         25,206         37,340        (54,970)         144,239
Dividend requirements applicable to preferred stock         (148,767)            --             --             --         (148,767)

                                                         -----------    -----------    -----------    -----------        ----------
Net income (loss) applicable to common shareholders      $   (12,104)   $    25,206    $    37,340    $   (54,970)       $  (4,528)
                                                         ===========    ===========    ===========    ===========        ==========

Basic net loss per common share                          $     (0.24)                                                    $   (0.06)
                                                         ===========                                                     ===========
Average number common shares outstanding
  (in thousands)                                              49,804                                       24,472(12)       74,276
                                                         ===========                                  ===========        ===========

* See Note B of Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.

Note A--Notes to Unaudited Condensed Pro Forma Consolidated Balance Sheet as of December 31, 1997

(1) Represents the combined balance sheet of the TKR New Jersey/New York Systems and that of the TCI New Jersey and New York Systems, respectively, at December 31, 1997.

(2) Represents the excess of the purchase price over the estimated fair value of net liabilities assumed at December 31, 1997 of approximately $703,932,000 and the elimination of the predecessors' net intangible assets of approximately $874,515,000. This adjustment does not give effect to the Net Adjusted Working Capital adjustment to be calculated within 90 days of the closing of the Contribution. The Company is currently in the process of identifying and evaluating liabilities that are required to be taken into account in determining the Net Adjusted Working Capital adjustment. Pursuant to the purchase agreement, the amount of any such liabilities is to be offset by a corresponding reduction in the purchase price. Since allocations to identifiable intangible assets cannot be estimated with any degree of certainty prior to obtaining independent appraisals, the excess of the purchase price over the book value of net assets acquired will be allocated to specific assets or liabilities acquired when independent appraisals are completed. In recent acquisitions of cable television systems, excess costs have principally been allocated to franchises and goodwill.

(3) Represents the elimination of assets and liabilities not acquired pursuant to the Contribution and Merger Agreement.

(4) Represents the net additional debt assumed pursuant to the Contribution and the Merger Agreement.

(5) Represents the issuance of 24,471,086 shares of common stock valued at approximately $497,987,000 (based on the average stock price of Cablevision's Class A Common Stock of $40.70) plus acquisition costs and the elimination of the predecessors' equity.

Note B--Notes to Unaudited Condensed Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1997

(6) Represents the combined statement of operations of the TKR New Jersey/New York Systems and that of the TCI New Jersey and New York Systems, respectively for the year ended December 31, 1997.

(7)   Represents the elimination of intercompany revenues and expenses.

(8) Represents the amortization, based on an assumed average 8-year life, of the excess costs over the net liabilities assumed of approximately $87,991,000 and elimination of amortization of intangibles of approximately $24,520,000 relating to the predecessors' intangible assets. If, after completion of the appraisal, the weighted average life of the intangible assets were determined to be 5 years, amortization expense would increase by $52,795,000, or, if it were determined to average 15 years, such expense would decrease by $41,062,000.

(9) Represents interest expense on $669,000,000 of the Assumed Debt assumed pursuant to the Contribution and Merger Agreement and the elimination of the predecessors' interest expense.

(10) Represents the elimination of the minority interest in the net income of the systems.

(11) Represents the elimination of income tax expense assuming Cablevision Systems Corporation had filed consolidated tax returns and the net income of the Contributed Businesses would be offset by net losses of Cablevision Systems Corporation.

(12) Represents the issuance of 24,471,086 shares of Cablevision Systems Corporation Class A Common Stock.